Exhibit 99.1

NEWS RELEASE April 21, 2016

Contacts: Jay Brown, CFO
Son Nguyen, VP - Corporate Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE REPORTS FIRST QUARTER 2016 RESULTS AND RAISES OUTLOOK FOR FULL YEAR 2016

HIGHLIGHTS

•	Exceeded the midpoint of previously provided first quarter 2016 Outlook for site rental revenues, site rental gross margin, Adjusted EBITDA, AFFO and AFFO per share

•	Increased midpoint of full year 2016 Outlook for site rental revenues, site rental gross margin, Adjusted EBITDA and AFFO

•	Increased midpoint of full year 2016 Outlook for AFFO per share to $4.70, representing over 9% year-over-year growth

April 21, 2016 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") today reported results for the quarter ended March 31, 2016.
"As a shared wireless infrastructure provider, Crown Castle is uniquely positioned with our portfolio of towers and small cells to help our customers deploy their wireless networks efficiently and cost-effectively as they seek to meet the increasing demand for wireless connectivity," stated Ben Moreland, Crown Castle's President and Chief Executive Officer. "Our track record of consistently delivering results that meet or exceed our guidance, including the strong results we generated in the first quarter, further demonstrates the long-term demand for our wireless infrastructure. The innovation and adoption of wireless connectivity is expected to drive new applications, such as machine-to-machine connections, mobile video and fixed wireless broadband, all of which give us confidence in our ability to deliver on our stated goal of generating compound annual growth in AFFO and dividends per share of 6% to 7% organically over the next several years. We believe this growth, combined with our current dividend yield of approximately 4%, represents an attractive long-term total return profile for shareholders."

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 2

RESULTS FOR THE QUARTER
The table below sets forth select financial results for the three month period ended March 31, 2016. For further information, refer to the financial statements and non-GAAP and other calculation reconciliations included in this press release.

($ in millions, except per share amounts)	Actual				Midpoint Q1 2016 Outlook(b)	Actual Compared to Outlook
	Q1 2016	Q1 2015	$ Change	% Change
Site rental revenues	$799	$731	+$68	9%	$791	+$8
Site rental gross margin	$547	$499	+$48	10%	$543	+$4
Adjusted EBITDA(a)	$539	$529	+$10	2%	$536	+$3
AFFO(a)	$395	$366	+$29	8%	$381	+$14
AFFO per Share(a)	$1.18	$1.10	+$0.08	7%	$1.14	+$0.04
Net income (loss)	$48	$125	-$77	-62%	$75	-$27
Net income (loss) per share - diluted(c)	$0.11	$0.30	-$0.19	-63%	$0.19	-$0.08

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(b)	As issued on January 27, 2016.

(c)	Calculated using net income (loss) attributable to CCIC common stockholders on a continuing operations basis.

•
Site rental revenues. Organic Site Rental Revenue growth was approximately 8% year-over-year, comprised of approximately 7% growth from new leasing activity and 3% from contracted tenant escalations, net of approximately 2% from tenant non-renewals. Site rental revenues growth of $68 million from first quarter 2015 to first quarter 2016 is comprised of $55 million in Organic Site Rental Revenue growth, less $14 million in adjustments for straight-line accounting, plus $27 million in contributions from acquisitions and other items.

•
Non-recurring and timing items. Results included one-time items not expected in the previously provided Outlook which benefited site rental revenues by approximately $4 million and increased site rental cost of operations by $3 million during first quarter 2016. Further, AFFO for first quarter 2016 benefited from $10 million in lower than expected sustaining capital expenditures, which is primarily due to timing as full year 2016 Outlook for sustaining capital expenditures remains unchanged. Excluding the benefit of these items, Crown Castle still exceeded the midpoint of its previously provided first quarter 2016 Outlook for site rental revenues, site rental gross margin, Adjusted EBITDA, AFFO and AFFO per share.

•
Segment reporting. During first quarter 2016, Crown Castle changed its reportable operating segments to be comprised of a Towers operating segment ("Towers") and a Small Cells operating segment ("Small Cells"). Further information regarding the Towers and Small Cells segments are available in this press release and in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 3

INVESTING AND FINANCING ACTIVITIES DURING THE QUARTER
During first quarter 2016, Crown Castle invested approximately $193 million in capital expenditures, comprised of $21 million of land purchases, $10 million of sustaining capital expenditures and $162 million of revenue generating capital expenditures. Revenue generating capital expenditures consisted of $83 million invested in Towers and $79 million invested in Small Cells.
On March 31, 2016, Crown Castle paid a quarterly common stock dividend of $0.885 per common share, or approximately $298 million in the aggregate, consistent with the dividend paid in fourth quarter 2015.
During the quarter, Crown Castle issued $1.5 billion in aggregate principal amount of senior unsecured notes, the proceeds of which were used to repay borrowings under Crown Castle’s credit facilities. The notes are due 2021 and 2026 and have an interest rate of 3.4% per annum and 4.45% per annum, respectively. As of March 31, 2016, Crown Castle had approximately $176 million in cash and cash equivalents (excluding restricted cash) and approximately $2.3 billion of availability under its revolving credit facility.
Subsequent to first quarter 2016, on April 8, 2016, Crown Castle acquired Tower Development Corporation ("TDC") for approximately $461 million in cash. TDC owns and operates 336 towers in the U.S. and Puerto Rico. Based on TDC's run-rate contribution, the transaction is immediately accretive to AFFO per share.  Crown Castle funded the acquisition with available cash, including cash on hand, cash from borrowings under its revolving credit facility and cash from the sale of approximately 3.5 million net shares of common stock during first quarter 2016.
"The first quarter continues our track record of execution, as demonstrated by our results during the quarter and increased Outlook for the full year," stated Jay Brown, Crown Castle’s Chief Financial Officer. "At the same time, we also continued our strategy of deploying capital in a manner that we believe will enhance long-term growth in dividends per share by investing in small cells and acquiring TDC, which further reinforce our leadership position in U.S. wireless infrastructure. Our approach to creating long-term shareholder value through delivering a high-quality, growing dividend stream ultimately drives our decision to invest in the U.S., which we believe is the most attractive market for wireless investment. Finally, we were able to generate these results while continuing to invest in the future of our business and maintaining a strong balance sheet."

OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the Securities and Exchange Commission ("SEC").

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 4

The following table sets forth Crown Castle's current Outlook for second quarter 2016 and full year 2016:

(in millions, except per share amounts)	Second Quarter 2016			Full Year 2016
Site rental revenues	$801	to	$806	$3,207	to	$3,232
Site rental cost of operations	$251	to	$256	$1,006	to	$1,031
Site rental gross margin	$547	to	$552	$2,191	to	$2,216
Adjusted EBITDA(a)	$543	to	$548	$2,193	to	$2,218
Interest expense and amortization of deferred financing costs(b)	$128	to	$133	$513	to	$533
FFO(a)	$363	to	$368	$1,428	to	$1,453
AFFO(a)	$389	to	$394	$1,585	to	$1,610
AFFO per share(a)(c)	$1.15	to	$1.16	$4.66	to	$4.73
Net income (loss)	$82	to	$115	$325	to	$424
Net income (loss) per share - diluted(c)(d)	$0.21	to	$0.31	$0.83	to	$1.12

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(b)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(c)
Based on diluted shares outstanding as of March 31, 2016 of approximately 338 million shares for second quarter 2016. Full year 2016 assumes diluted shares outstanding of approximately 340 million shares, inclusive of the assumed conversion of the mandatory convertible preferred stock in November 2016.

(d)	Calculated using net income (loss) attributable to CCIC common stockholders.

Full Year 2016 Outlook
The table below compares the results for full year 2015, the midpoint of the current full year 2016 Outlook and the midpoint of the previously provided full year 2016 Outlook for select metrics:

	FY 2015 to Midpoint of FY 2016 Outlook Comparison				Previous Full Year 2016 Outlook(b)	Current Compared to Previous Outlook
($ in millions, except per share amounts)	Full Year 2015 Actual	Current Full Year 2016 Outlook	$ Change	% Change
Site rental revenues	$3,018	$3,220	+$202	+7%	$3,175	+$45
Site rental gross margin	$2,055	$2,204	+$149	+7%	$2,173	+$31
Adjusted EBITDA(a)	$2,119	$2,206	+$87	+4%	$2,181	+$25
AFFO(a)	$1,437	$1,598	+$161	+11%	$1,574	+$24
AFFO per Share(a)	$4.30	$4.70	+$0.40	+9%	$4.68	+$0.02

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(b)	As issued on January 27, 2016.

•
The increase in full year 2016 Outlook reflects the contribution from the TDC acquisition, the results from the first quarter and the expected timing benefit from tenant non-renewals occurring later than previously expected.

•
The chart below reconciles the components of expected growth, at the midpoint, in Organic Site Rental Revenues and site rental revenues from 2015 to 2016 of approximately $180 million and $202 million, respectively. The TDC acquisition, which closed on April 8, 2016, is expected to generate approximately $24 million in site rental revenues and $20 million in site rental gross margin during full year 2016. For second quarter 2016, the TDC acquisition is expected to generate approximately $8 million in site rental revenues and $6 million in site rental gross margin.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 5

•	The chart below reconciles the components of expected growth in AFFO from 2015 to 2016 of approximately $161 million at the midpoint.

•
Additional information regarding Crown Castle's expectations for site rental revenue growth, including tenant non-renewals, is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 6

CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Friday, April 22, 2016, at 10:30 a.m. Eastern Time. The conference call may be accessed by dialing 800-262-8795 and asking for the Crown Castle call (access code 463030) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at http://investor.crowncastle.com. Supplemental materials for the call have been posted on the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 1:30 p.m. Eastern Time on Friday, April 22, 2016, through 1:30 p.m. Eastern Time on Thursday, July 21, 2016 and may be accessed at https://jsp.premiereglobal.com/webrsvp and using access code 463030. An audio archive will also be available on the company's website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

ABOUT CROWN CASTLE
Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 16,500 miles of fiber supporting small cells, Crown Castle is the nation's largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets. For more information on Crown Castle, please visit www.crowncastle.com.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 7

Non-GAAP Financial Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Segment Gross Margin, Segment Operating Profit, Funds from Operations, Adjusted Funds from Operations, Organic Site Rental Revenues, and Site Rental Revenues, as Adjusted, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")). Each of the amounts included in the calculation of Adjusted EBITDA, Segment Gross Margin, Segment Operating Profit, FFO, AFFO, Organic Site Rental Revenues, and Site Rental Revenues, as Adjusted, are computed in accordance with GAAP, with the exception of: (1) sustaining capital expenditures, which is not defined under GAAP and (2) our adjustment to the income tax provision in calculations of AFFO for periods prior to our REIT conversion.
Our measures of Adjusted EBITDA, Segment Gross Margin, Segment Operating Profit, FFO, AFFO, Organic Site Rental Revenues and Site Rental Revenues, as Adjusted, may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or those reported by other REITs. Our FFO and AFFO may not be comparable to those reported in accordance with National Association of Real Estate Investment Trusts, including with respect to the impact of income taxes for periods prior to our REIT conversion.
Adjusted EBITDA, Segment Gross Margin, Segment Operating Profit, FFO, AFFO, Organic Site Rental Revenues and Site Rental Revenues, as Adjusted, are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations.
Adjusted EBITDA. Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of a change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense.
Segment Gross Margin. Crown Castle defines segment gross margin as segment revenue less segment operating expenses, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in cost of operations.
Segment Operating Profit. Crown Castle defines segment operating profit as Segment Gross Margin less general and administrative expenses attributable to the respective segment.
Funds from Operations ("FFO"). Crown Castle defines Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. Crown Castle defines FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Adjusted Funds from Operations ("AFFO"). Crown Castle defines Adjusted Funds from Operations as FFO before straight-line revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.
AFFO per share. Crown Castle defines AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
Site Rental Revenues, as Adjusted. Crown Castle defines Site Rental Revenues, as Adjusted, as site rental revenues, as reported, less straight-line revenues.
Organic Site Rental Revenues. Crown Castle defines Organic Site Rental Revenues as site rental revenues, as reported, less straight-line revenues, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Sustaining capital expenditures. Crown Castle defines sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 8

The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:

Adjusted EBITDA for the three months ended March 31, 2016 and 2015 is computed as follows:

	For the Three Months Ended
	March 31, 2016	March 31, 2015
(in millions)
Net income (loss)	$47.8	$125.1
Adjustments to increase (decrease) net income (loss):
Income (loss) from discontinued operations	—	(13.4)
Asset write-down charges	8.0	8.6
Acquisition and integration costs	5.6	2.0
Depreciation, amortization and accretion	277.9	251.8
Amortization of prepaid lease purchase price adjustments	5.2	5.2
Interest expense and amortization of deferred financing costs(a)	126.4	134.4
Gains (losses) on retirement of long-term obligations	30.6	—
Interest income	(0.2)	(0.1)
Other income (expense)	3.3	0.2
Benefit (provision) for income taxes	3.9	(1.4)
Stock-based compensation expense	30.7	16.8
Adjusted EBITDA(b)	$539.1	$529.3

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Adjusted EBITDA for the quarter ending June 30, 2016 and the year ending December 31, 2016 are forecasted as follows:

	Q2 2016			Full Year 2016
(in millions)	Outlook			Outlook
Net income (loss)	$82	to	$115	$325	to	$424
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$33	to	$43
Acquisition and integration costs	$3	to	$6	$15	to	$20
Depreciation, amortization and accretion	$270	to	$275	$1,084	to	$1,104
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$20	to	$22
Interest expense and amortization of deferred financing costs(a)	$128	to	$133	$513	to	$533
Gains (losses) on retirement of long-term obligations	$0	to	$0	$31	to	$31
Interest income	$(2)	to	$0	$(3)	to	$(1)
Other income (expense)	$(5)	to	$(2)	$(8)	to	$(6)
Benefit (provision) for income taxes	$5	to	$9	$16	to	$24
Stock-based compensation expense	$21	to	$23	$93	to	$98
Adjusted EBITDA(b)	$543	to	$548	$2,193	to	$2,218

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 9

FFO and AFFO for the quarter ending June 30, 2016 and the year ending December 31, 2016 are forecasted as follows:

	Q2 2016			Full Year 2016
(in millions, except share and per share amounts)	Outlook			Outlook
Net income	$82	to	$115	$325	to	$424
Real estate related depreciation, amortization and accretion	$265	to	$268	$1,060	to	$1,075
Asset write-down charges	$9	to	$11	$33	to	$43
Dividends on preferred stock	$(11)	to	$(11)	$(44)	to	$(44)
FFO(b)(c)(e)	$363	to	$368	$1,428	to	$1,453

FFO (from above)	$363	to	$368	$1,428	to	$1,453
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(20)	to	$(15)	$(54)	to	$(39)
Straight-line expense	$21	to	$26	$84	to	$99
Stock-based compensation expense	$21	to	$23	$93	to	$98
Non-cash portion of tax provision	$0	to	$5	$4	to	$19
Non-real estate related depreciation, amortization and accretion	$5	to	$7	$24	to	$29
Amortization of non-cash interest expense	$3	to	$6	$14	to	$20
Other (income) expense	$(5)	to	$(2)	$(8)	to	$(6)
Gains (losses) on retirement of long-term obligations	$0	to	$0	$31	to	$31
Acquisition and integration costs	$3	to	$6	$15	to	$20
Capital improvement capital expenditures	$(7)	to	$(5)	$(46)	to	$(41)
Corporate capital expenditures	$(11)	to	$(9)	$(34)	to	$(29)
AFFO(b)(c)(e)	$389	to	$394	$1,585	to	$1,610
Weighted average common shares outstanding — diluted(a)(d)	338.3			340.3
AFFO per share(b)(e)	$1.15	to	$1.16	$4.66	to	$4.73

(a)
Based on diluted shares outstanding as of March 31, 2016 of approximately 338 million shares for second quarter 2016. Full year 2016 assumes diluted shares outstanding of approximately 340 million shares, inclusive of the assumed conversion of the mandatory convertible preferred stock in November 2016.

(b)	See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(d)	The diluted weighted average common shares outstanding assumes no conversion of preferred stock in the share count other than as discussed in footnote (a).

(e)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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Organic Site Rental Revenue growth for the year ending December 31, 2016 is forecasted as follows:

	Midpoint of Full Year
(in millions of dollars)	2016 Outlook	Full Year 2015
GAAP site rental revenues	$3,220	$3,018
Site rental straight-line revenues	(47)	(111)
Other	—	—
Site Rental Revenues, as Adjusted(a)(c)	$3,173	$2,907
Acquisitions and builds(b)	(86)
Organic Site Rental Revenues(a)(c)(d)	$3,087
Year-Over-Year Revenue Growth
GAAP site rental revenues	6.7%
Site Rental Revenues, as Adjusted	9.1%
Organic Site Rental Revenues(e)(f)	6.2%

(a)	Includes amortization of prepaid rent.

(b)	The financial impact of acquisitions, as measured by run-rate contribution, and tower builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(c)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(d)	See "Non-GAAP Financial Measures and Other Calculations" herein.

(e)	Year-over-year Organic Site Rental Revenue growth for the year ending December 31, 2016:

Midpoint of Full Year 2016 Outlook
New leasing activity	6.0%
Escalators	3.0%
Organic Site Rental Revenue growth, before non-renewals	9.1%
Non-renewals	(2.9)%
Organic Site Rental Revenue growth	6.2%

(f)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenue for the current period.

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Organic Site Rental Revenue growth for the quarter ended March 31, 2016 is as follows:

	Three Months Ended March 31,
(in millions of dollars)	2016	2015
Reported GAAP site rental revenues	$799	$731
Site rental straight-line revenues	(17)	(31)
Other	—	—
Site Rental Revenues, as Adjusted(a)(c)	$782	$700
Acquisitions and builds(b)	(27)
Organic Site Rental Revenues(a)(c)(d)	$755
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	9.3%
Site Rental Revenues, as Adjusted	11.6%
Organic Site Rental Revenues(e)(f)	7.8%

(a)	Includes amortization of prepaid rent.

(b)	The financial impact of acquisitions, as measured by run-rate contribution, and tower builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(c)	Includes Site Rental Revenues, as Adjusted from the construction of new small cell nodes.

(d)	See "Non-GAAP Financial Measures and Other Calculations" herein.

(e)	Quarter-over-quarter Organic Site Rental Revenue growth for the quarter ending March 31, 2016:

Three Months Ended March 31, 2016
New leasing activity	6.8%
Escalators	3.3%
Organic Site Rental Revenue growth, before non-renewals	10.0%
Non-renewals	(2.3)%
Organic Site Rental Revenue Growth	7.8%

(f)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

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FFO and AFFO for the three ended March 31, 2016 and 2015 are computed as follows:

	For the Three Months Ended
(in millions, except share and per share amounts)	March 31, 2016	March 31, 2015
Net income(a)	$47.8	$111.7
Real estate related depreciation, amortization and accretion	271.5	247.6
Asset write-down charges	8.0	8.6
Dividends on preferred stock	(11.0)	(11.0)
FFO(b)(c)(e)	$316.3	$356.9
Weighted average common shares outstanding — diluted(d)	334.9	333.5
FFO per share(b)(e)	$0.94	$1.07

FFO (from above)	$316.3	$356.9
Adjustments to increase (decrease) FFO:
Straight-line revenue	(17.3)	(30.5)
Straight-line expense	23.8	24.6
Stock-based compensation expense	30.7	16.8
Non-cash portion of tax provision	1.8	(3.6)
Non-real estate related depreciation, amortization and accretion	6.4	4.2
Amortization of non-cash interest expense	4.2	11.7
Other (income) expense	3.3	0.2
Gains (losses) on retirement of long-term obligations	30.6	—
Acquisition and integration costs	5.6	2.0
Capital improvement capital expenditures	(6.4)	(7.5)
Corporate capital expenditures	(3.7)	(9.2)
AFFO(b)(c)(e)	$395.2	$365.7
Weighted average common shares outstanding — diluted(d)	334.9	333.5
AFFO per share(b)(e)	$1.18	$1.10

(a)	Exclusive of income (loss) from discontinued operations and related noncontrolling interest of $13 million for the three months ended March 31, 2015.

(b)	See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(d)	The diluted weighted average common shares outstanding assumes no conversion of preferred stock in the share count.

(e)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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The components of interest expense and amortization of deferred financing costs for the three months ended March 31, 2016 and 2015 are as follows:

	For the Three Months Ended
(in millions)	March 31, 2016	March 31, 2015
Interest expense on debt obligations	$122.2	$122.7
Amortization of deferred financing costs and adjustments on long-term debt	5.1	4.7
Amortization of interest rate swaps(a)	—	7.5
Other, net	(0.9)	(0.5)
Interest expense and amortization of deferred financing costs	$126.4	$134.4

(a)	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.

The components of interest expense and amortization of deferred financing costs for the quarter ending June 30, 2016 and the year ending December 31, 2016 are forecasted as follows:

	Q2 2016			Full Year 2016
(in millions)	Outlook			Outlook
Interest expense on debt obligations	$125	to	$127	$501	to	$511
Amortization of deferred financing costs	$4	to	$6	$17	to	$19
Amortization of adjustments on long-term debt	$0	to	$1	$1	to	$3
Other, net	$(1)	to	$(1)	$(4)	to	$(2)
Interest expense and amortization of deferred financing costs	$128	to	$133	$513	to	$533

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News Release continued:	Page 14

Debt balances and maturity dates as of March 31, 2016 are as follows:

(in millions)	Face Value	Final Maturity
Revolver	210.0	Jan. 2021
Senior Unsecured Term Loan A	2,000.0	Jan. 2021
2016 Senior Notes(a)	1,500.0	Feb. 2021/Feb. 2026
4.875% Senior Notes	850.0	Apr. 2022
5.25% Senior Notes	1,650.0	Jan. 2023
2012 Secured Notes(b)	1,500.0	Dec. 2017/Apr. 2023
Senior Secured Notes, Series 2009-1(c)	136.8	Various
Senior Secured Tower Revenue Notes, Series 2010-2-2010-3(d)	1,600.0	Various
Senior Secured Tower Revenue Notes, Series 2010-4-2010-6(e)	1,300.0	Various
Senior Secured Tower Revenue Notes, Series 2015-1-2015-2(f)	1,000.0	Various
Capital Leases and Other Obligations	215.8	Various
Total Debt	$11,962.6
Less: Cash and Cash Equivalents(g)	$175.7
Net Debt	$11,786.9

(a)	The 2016 Senior Notes consist of $600 million aggregate principal amount of 3.4% senior notes due 2021 and $900 million aggregate principal amount of 4.45% senior notes due 2026.

(b)	The 2012 Secured Notes consist of $500 million aggregate principal amount of 2.381% secured notes due 2017 and $1.0 billion aggregate principal amount of 3.849% secured notes due 2023.

(c)
The Senior Secured Notes, Series 2009-1 consist of $66.8 million of principal as of March 31, 2016 that amortizes during the period beginning January 2010 and ending in 2019, and $70.0 million of principal that amortizes during the period beginning in 2019 and ending in 2029.

(d)	The Senior Secured Tower Revenue Notes Series 2010-2 and 2010-3 have principal amounts of $350.0 million and $1.25 billion with anticipated repayment dates of 2017 and 2020, respectively.

(e)	The Senior Secured Tower Revenue Notes Series 2010-5 and 2010-6 have principal amounts of $300.0 million and $1.0 billion with anticipated repayment dates of 2017 and 2020, respectively.

(f)	The Senior Secured Tower Revenue Notes Series 2015-1 and 2015-2 have principal amounts of $300.0 million and $700.0 million with anticipated repayment dates of 2022 and 2025, respectively.

(g)	Excludes restricted cash.

Net Debt to Last Quarter Annualized Adjusted EBITDA is computed as follows:

(in millions)	For the Three Months Ended March 31, 2016
Total face value of debt	$11,962.6
Ending cash and cash equivalents	175.7
Total Net Debt	$11,786.9

Adjusted EBITDA for the three months ended March 31, 2016	$539.1
Last quarter annualized adjusted EBITDA	2,156.5
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.5	x

Sustaining capital expenditures for the three months ended March 31, 2016 and 2015 is computed as follows:

	For the Three Months Ended
(in millions)	March 31, 2016				March 31, 2015
	Towers	Small Cells	Other	Total	Towers	Small Cells	Other	Total
Capital Expenditures	$111.0	$80.2	$2.3	$193.5	$133.1	$62.9	$5.6	$201.6
Less: Land purchases	21.3	—	—	21.3	23.5	—	—	23.5
Less: Wireless infrastructure construction and improvements	83.5	78.6	—	162.1	101.3	60.2	—	161.5
Sustaining capital expenditures	$6.3	$1.6	$2.3	$10.2	$8.3	$2.7	$5.6	$16.6

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 15

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management's current expectations. Such statements include our Outlook and plans, projections, and estimates regarding (1) potential benefits, returns and shareholder value which may be derived from our business, assets, investments, dividends and acquisitions, including on a long-term basis, (2) our strategy and strategic position and strength of our business, (3) demand for wireless connectivity, (4) demand for our wireless infrastructure and services, (5) carrier network investments and upgrades, and the benefits which may be derived therefrom, (6) innovation and adoption of new technologies and applications for wireless connectivity, (7) our growth and long-term prospects, (8) our dividends, including our dividend plans, the amount and growth of our dividends, the potential benefits therefrom and the tax characterization thereof, (9) the U.S. wireless market, (10) leasing activity, including the impact of such leasing activity on our results and Outlook, (11) the TDC acquisition, including potential benefits and impact therefrom and growth related thereto, (12) our investments, including in small cells, and the potential growth and benefits therefrom, (13) tenant non-renewal, including timing and the impact thereof, (14) capital expenditures, including sustaining capital expenditures, (15) timing items, (16) straight-line adjustments, (17) tower acquisitions and builds, (18) expenses, (19) site rental revenues and Site Rental Revenues, as Adjusted, (20) site rental cost of operations, (21) site rental gross margin and network services gross margin, (22) Adjusted EBITDA, (23) interest expense and amortization of deferred financing costs, (24) FFO, including on a per share basis, (25) AFFO, including on a per share basis, (26) Organic Site Rental Revenues and Organic Site Rental Revenue growth, (27) net income (loss), including on a per share basis, (28) our common shares outstanding, including on a diluted basis, and (29) the utility of certain financial measures, including non-GAAP financial measures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions prevailing market conditions and the following:

•
Our business depends on the demand for our wireless infrastructure, driven primarily by demand for wireless connectivity, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in carrier network investment may materially and adversely affect our business (including reducing demand for new tenant additions and network services).

•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenues or reduce demand for our wireless infrastructure and network services.

•
The business model for our small cell operations contains differences from our traditional site rental business, resulting in different operational risks. If we do not successfully operate that business model or identify or manage those operational risks, such operations may produce results that are less than anticipated.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments and 4.50% Mandatory Convertible Preferred Stock limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	As a result of competition in our industry, we may find it more difficult to achieve favorable rental rates on our new or renewing tenant leases.

•	New technologies may reduce demand for our wireless infrastructure or negatively impact our revenues.

•
The expansion and development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.

•	If we fail to retain rights to our wireless infrastructure, including the land interests under our towers, our business may be adversely affected.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•
If radio frequency emissions from wireless handsets or equipment on our wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 16

•
Certain provisions of our certificate of incorporation, bylaws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be vulnerable to security breaches that could adversely affect our business, operations, and reputation.

•
Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.

•
Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the US Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

•
Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•
If we fail to pay scheduled dividends on the 4.50% Mandatory Convertible Preferred Stock, in cash, common stock or any combination of cash and common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT.

•
We have limited experience operating as a REIT. Our failure to successfully operate as a REIT may adversely affect our financial condition, cash flow, the per share trading price of our common stock, or our ability to satisfy debt service obligations.

•	REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC. As used in this release, the term "including," and any variation thereof, means "including without limitation."

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 17

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands, except share amounts)

	March 31, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$175,702	$178,810
Restricted cash	129,419	130,731
Receivables, net	254,669	313,296
Prepaid expenses	141,529	133,194
Other current assets	119,563	225,214
Total current assets	820,882	981,245
Deferred site rental receivables	1,317,898	1,306,408
Property and equipment, net	9,559,397	9,580,057
Goodwill	5,531,064	5,513,551
Other intangible assets, net	3,707,129	3,779,915
Long-term prepaid rent and other assets, net	781,881	775,790
Total assets	$21,718,251	$21,936,966

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$141,574	$159,629
Accrued interest	77,673	66,975
Deferred revenues	332,711	322,623
Other accrued liabilities	172,165	199,923
Current maturities of debt and other obligations	87,823	106,219
Total current liabilities	811,946	855,369
Debt and other long-term obligations	11,778,176	12,043,740
Other long-term liabilities	1,975,135	1,948,636
Total liabilities	14,565,257	14,847,745
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: March 31, 2016—337,559,718 and December 31, 2015—333,771,660	3,375	3,338
4.50% Mandatory Convertible Preferred Stock, Series A, $.01 par value; 20,000,000 shares authorized; shares issued and outstanding: March 31, 2016 and December 31, 2015—9,775,000; aggregate liquidation value: March 31, 2016 and December 31, 2015—$977,500	98	98
Additional paid-in capital	9,874,862	9,548,580
Accumulated other comprehensive income (loss)	(4,977)	(4,398)
Dividends/distributions in excess of earnings	(2,720,364)	(2,458,397)
Total equity	7,152,994	7,089,221
Total liabilities and equity	$21,718,251	$21,936,966

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 18

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2016	2015
Net revenues:
Site rental	$799,294	$731,380
Network services and other	135,090	169,091
Net revenues	934,384	900,471
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	252,621	232,213
Network services and other	80,971	86,918
General and administrative	97,581	74,056
Asset write-down charges	7,959	8,555
Acquisition and integration costs	5,638	2,016
Depreciation, amortization and accretion	277,875	251,806
Total operating expenses	722,645	655,564
Operating income (loss)	211,739	244,907
Interest expense and amortization of deferred financing costs	(126,378)	(134,439)
Gains (losses) on retirement of long-term obligations	(30,550)	—
Interest income	174	56
Other income (expense)	(3,273)	(225)
Income (loss) from continuing operations before income taxes	51,712	110,299
Benefit (provision) for income taxes	(3,872)	1,435
Income (loss) from continuing operations	47,840	111,734
Discontinued operations:
Income (loss) from discontinued operations, net of tax	—	13,378
Net income (loss)	47,840	125,112
Less: Net income (loss) attributable to the noncontrolling interest	—	2,325
Net income (loss) attributable to CCIC stockholders	47,840	122,787
Dividends on preferred stock	(10,997)	(10,997)
Net income (loss) attributable to CCIC common stockholders	$36,843	$111,790

Net income (loss) attributable to CCIC common stockholders, per common share:
Income (loss) from continuing operations, basic	$0.11	$0.30
Income (loss) from discontinued operations, basic	$—	$0.04
Net income (loss) attributable to CCIC common stockholders, basic	$0.11	$0.34
Income (loss) from continuing operations, diluted	$0.11	$0.30
Income (loss) from discontinued operations, diluted	$—	$0.04
Net income (loss) attributable to CCIC common stockholders, diluted	$0.11	$0.34

Weighted-average common shares outstanding (in thousands):
Basic	334,155	332,712
Diluted	334,929	333,485

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 19

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income (loss) from continuing operations	$47,840	$111,734
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	277,875	251,806
Gains (losses) on retirement of long-term obligations	30,550	—
Amortization of deferred financing costs and other non-cash interest	4,211	11,736
Stock-based compensation expense	19,895	15,244
Asset write-down charges	7,959	8,555
Deferred income tax benefit (provision)	1,860	(3,706)
Other non-cash adjustments, net	2,166	(558)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	17,426	30,032
Decrease (increase) in assets	27,874	28,215
Net cash provided by (used for) operating activities	437,656	453,058
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(22,029)	(17,493)
Capital expenditures	(193,489)	(201,653)
Other investing activities, net	7,772	(514)
Net cash provided by (used for) investing activities	(207,746)	(219,660)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	3,487,451	—
Principal payments on debt and other long-term obligations	(14,152)	(31,497)
Purchases and redemptions of long-term debt	(2,876,390)	—
Borrowings under revolving credit facility	2,065,000	230,000
Payments under revolving credit facility	(2,980,000)	(65,000)
Payments for financing costs	(17,971)	(1,904)
Net proceeds from issuance of capital stock	323,798	—
Purchases of capital stock	(24,354)	(29,372)
Dividends/distributions paid on common stock	(299,090)	(273,685)
Dividends paid on preferred stock	(10,997)	(10,997)
Net (increase) decrease in restricted cash	1,113	10,214
Net cash provided by (used for) financing activities	(345,592)	(172,241)
Net increase (decrease) in cash and cash equivalents - continuing operations	(115,682)	61,157
Discontinued operations:
Net cash provided by (used for) operating activities	—	7,736
Net cash provided by (used for) investing activities	113,150	(3,100)
Net increase (decrease) in cash and cash equivalents - discontinued operations	113,150	4,636
Effect of exchange rate changes	(576)	(1,260)
Cash and cash equivalents at beginning of period	178,810	175,620	(a)
Cash and cash equivalents at end of period	$175,702	$240,153	(a)
Supplemental disclosure of cash flow information:
Interest paid	111,469	120,949
Income taxes paid	6,773	2,498
________________

(a)	Inclusive of cash and cash equivalents included in discontinued operations.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 20

CROWN CASTLE INTERNATIONAL CORP. SEGMENT OPERATING RESULTS (UNAUDITED) (in thousands)

SEGMENT OPERATING RESULTS
	Three Months Ended March 31, 2016				Three Months Ended March 31, 2015
	Towers	Small Cells	Other	Consolidated Total	Towers	Small Cells	Other	Consolidated Total
Segment site rental revenues	$702,840	$96,454		$799,294	$674,907	$56,473		$731,380
Segment network service and other revenue	125,010	10,080		135,090	156,385	12,706		169,091
Segment revenues	827,850	106,534		934,384	831,292	69,179		900,471
Segment site rental cost of operations(a)	204,565	37,483		242,048	204,633	20,513		225,146
Segment network service and other cost of operations(a)	69,989	8,035		78,024	76,191	9,454		85,645
Segment cost of operations(a)	274,554	45,518		320,072	280,824	29,967		310,791
Segment gross margin(b)	553,296	61,016		614,312	550,468	39,212		589,680
Segment general and administrative expenses(a)	23,599	15,522	36,071	75,192	22,722	7,560	30,098	60,380
Segment operating profit(b)	529,697	45,494	(36,071)	539,120	527,746	31,652	(30,098)	529,300
Stock-based compensation expense			30,705	30,705			16,841	16,841
Depreciation, amortization and accretion			277,875	277,875			251,806	251,806
Interest expense and amortization of deferred financing costs			126,378	126,378			134,439	134,439
Other expenses to reconcile to income (loss) from continuing operations before income taxes(c)			52,450	52,450			15,915	15,915
Income (loss) from continuing operations before income taxes				$51,712				$110,299

(a)
Segment cost of operations exclude (1) stock-based compensation expense of $8.3 million and $3.2 million for the three months ended March 31, 2016 and 2015, respectively and (2) prepaid lease purchase price adjustments of $5.2 million for each of the three months ended March 31, 2016 and 2015. Segment general and administrative expenses exclude stock-based compensation expense of $22.4 million and $13.7 million for the three months ended March 31, 2016 and 2015, respectively.

(b) See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion of our definitions of segment gross margin and segment operating profit.

(c)
Other expenses to reconcile to income (loss) from continuing operations before income taxes includes a loss on retirement of long-term obligations of approximately $30.6 million for the three months ended March 31, 2016.

The Foundation for a Wireless World.
CrownCastle.com